UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

Lightstone Value Plus REIT V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2021, David Lichtenstein submitted his resignation both as Chairman of the Board and as director of Lightstone Value Plus REIT V, Inc. (the “Company”) to the Company’s Board of Directors (the “Board”), effective immediately. Mr. Lichtenstein confirmed that there were no disagreements between the Company and Mr. Lichtenstein relative to his resignation. Mr. Lichtenstein is and will continue to be the Chief Executive Officer of LSG Development LLC, the Company’s external advisor, LSG-BH II Property Manager LLC, the Company’s external property management company, and their affiliates.

On August 31, 2021, the Board appointed Mitchell C. Hochberg, who has served as the Company’s Chief Executive Officer since September 2017, as a director and Chairman of the Board to fill the vacancy created by Mr. Lichtenstein’s resignation and designated Mr. Lichtenstein as Chairman Emeritus. Mr. Hochberg will continue to serve as the Company’s Chief Executive Officer.

In addition to serving as the Company’s Chief Executive Officer, Mr. Hochberg also serves as President and Chief Operating Officer of Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus Real Estate Investment Trust II, Inc., Lightstone Value Plus Real Estate Investment Trust III, Inc., and Lightstone Real Estate Income Trust, Inc. as well as their respective advisors. From October 2014 to the present, Mr. Hochberg has served as President of Lightstone Enterprises. Prior to joining The Lightstone Group in August 2012, Mr. Hochberg served as principal of Madden Real Estate Ventures from 2007 to August 2012, when it combined with our sponsor. Mr. Hochberg held the position of President and Chief Operating Officer of Ian Schrager Company, a developer and manager of innovative luxury hotels and residential projects in the United States from early 2006 to early 2007, and prior to that Mr. Hochberg founded Spectrum Communities, a developer of luxury neighborhoods in the northeast of the United States, in 1985, where he served as its President and Chief Executive Officer for 20 years. Mr. Hochberg served on the board of directors of Belmond Ltd. from 2009 to April 2019. Additionally, through October 2014 Mr. Hochberg served on the board of directors and as Chairman of the board of directors of Orleans Homebuilders, Inc. Mr. Hochberg received his law degree as a Harlan Fiske Stone Scholar from Columbia University School of Law and graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Charter

On August 31, 2021, the Company filed Second Articles of Amendment to the Company’s Third Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation to effect a change of its name from “Lightstone Value Plus Real Estate Investment Trust V, Inc.” to “Lightstone Value Plus REIT V, Inc.” The Second Articles of Amendment, which were effective upon filing, are included as Exhibit 3.1 to this Current Report and are incorporated in this Item 5.03 by reference.

Amendment to the Bylaws

On August 31, 2021, the Company’s Board of Directors adopted an amendment to the Third Amended and Restated Bylaws of the Company, authorizing the Board from time to time in its discretion, by majority vote, to designate one or more of its former directors a director emeritus or, in the case of a former chairman of the board, one chairman emeritus. Each such designation shall be for a one-year term and designated persons may be re-appointed for one or more additional one-year terms.

Any person holding the position of director emeritus or chairman emeritus will not be considered a director or officer for any purpose, including the Company’s charter and bylaws, applicable federal securities laws and the General Corporation Law of the State of Maryland (the “MGCL”), and a director emeritus or chairman emeritus will have no power or authority to manage the affairs of the Company or have any of the responsibilities or liabilities of a director or officer of the Company under the MGCL, or any of a director’s or officer’s rights, powers or privileges in their capacities as directors emeritus or chairman emeritus. The amendment to the Third Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report and are incorporated in this Item 5.03 by reference

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Second Amendment to Third Articles of Amendment and Restatement
3.2	Amendment to Third Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: September 3, 2021	By:	/s/ Seth Molod
Seth Molod
Executive Vice President and Chief Financial Officer

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